KUTAK ROCK LLP

                                   SUITE 2100
                          PEACHTREE CENTER SOUTH TOWER
                           225 PEACHTREE STREET, N.E.
                           ATLANTA, GEORGIA 30303-1731

                                  404-222-4600
                             FACSIMILE 404-222-4654

                                www.kutakrock.com

                                February 13, 2003

VIA FEDEX

First Investors Management Company, Inc.
95 Wall Street
New York, NY 10005-4297

         Re:  First Investors Multi-State Insured Tax Free Fund
              -------------------------------------------------

Dear Sir/Madam:

       We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                         Very truly yours,

                                         /s/ Kutak Rock LLP

                                         Kutak Rock LLP